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                                                                   Exhibit 10.1

                                LEASE AGREEMENT

   THIS LEASE AGREEMENT ("this Lease") is entered into as of the 1st day of April, 2002 between C P INVESTMENTS, INC., an Alabama corporation (hereinafter referred to as the "Landlord"), and COMPUTER PROGRAMS AND SYSTEMS, INC., an Alabama corporation (hereinafter referred to as the "Tenant").

                                  WITNESSETH:

   The Landlord, for and in consideration of the rents, conditions, terms and covenants herein specified to be paid, performed and observed by the Tenant, does hereby let, lease and demise to the Tenant, and the Tenant does hereby lease and take from the Landlord, that certain real estate with accompanying improvements and appurtenances located at 6508 and 6600 Wall Street in the City and County of Mobile, State of Alabama and more particularly identified on Exhibit A attached hereto and incorporated herein by reference (the "Demised Premises") upon the following terms and conditions:

   NOW, THEREFORE, in consideration of the premises and the rents, covenants and conditions hereinafter contained, the Landlord and the Tenant do hereby covenant, promise and agree as follows:

   1. Landlord does hereby lease unto Tenant and Tenant does hereby lease from Landlord the Demised Premises for a term of one hundred twenty (120) calendar months commencing as of April 1, 2002 (hereinafter referred to as the "Lease Term").

   2. Tenant shall during the first year of the Lease Term, pay to the Landlord an annual rental of One Million Eighty Thousand and No/100 Dollars ($1,080,000.00) unless abated or diminished as hereinafter provided, in equal monthly installments of Ninety Thousand and No/100 Dollars ($90,000.00) in advance, on the 1st day of each month, commencing upon the 1/st day of April, 2002. For each of the remaining nine years of the Lease Term, the rental rate shall be adjusted, as of March 31, 2003 and on March 31 of each year thereafter, in accordance with changes in the Consumer Price Index ("CPI") as published by the Bureau of Labor Statistics for All Urban Consumers (CPI-U), 1982-84 = 100. Upon each such lease rate adjustment date, the lease rate for the upcoming year of the Lease Term shall be an amount equal to the monthly lease rate for the immediately preceding year multiplied by a fraction, the denominator of which shall be the CPI for April, 2002 and the numerator of which shall be the CPI for the month of such lease rate adjustment . It is the intention of the parties that the determination of the adjusted lease rate shall not be distorted by any changes in the method by which the CPI is determined or the form in which the CPI is presented, including but not limited to, changes in the reference year on which the CPI is based or changes in the components of the CPI. Accordingly, if the method by which the CPI is determined or the form in which the CPI is presented is hereafter changed, the index used in the numerator of the fraction described above shall be adjusted so that such index is determined and presented on the same basis as the CPI used in the denominator of such fraction. To the extent possible, such adjustment shall be based on any adjustment factor published by the U.S. Department of Labor or any successor governmental agency. If for any reason the index used in the numerator of such fraction cannot be determined on the same basis as the CPI used in the denominator of such fraction, or if the CPI is not hereafter published, the adjusted lease rate shall be determined by reference to the index of consumer prices then published by the U.S. Government, or an agency thereof, that most nearly resembles the CPI as in effect for April, 2002.

   In addition to the foregoing, the rental may also be re-negotiated at such future times that additional rental space may become available for use by Tenant at the Demised Premises.

   Notwithstanding the foregoing, the parties hereby agree that ninety (90) days prior to the expiration of the first five (5) years of the Lease Term, they shall obtain an appraisal, in accordance with the procedures set forth below, in order to determine the Fair Market Rental Value of the Demised Premises. Upon the completion of such appraisal, the rental rate for the sixth (6/th) year of the Lease Term shall be adjusted to an amount equal to the Fair Market Rental Value as set forth in said appraisal.

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   On or about the date that is ninety (90) days prior to the expiration of the fifth (5/th) year of the Lease Term, Landlord and Tenant shall consult with one another for the purpose of appointing a mutually acceptable qualified independent appraiser. If the parties are unable to agree on an appraiser within ten (10) days, such Fair Market Rental Value shall be determined by a panel of three independent appraisers, one of whom shall be selected by each of Landlord and Tenant within five (5) days thereafter. If one party appoints an appraiser pursuant to the immediately preceding sentence, and if the other party fails to appoint a second appraiser within the applicable time limit, the appraisal shall be made by such appraiser. On or before the tenth day after appointment of the second appraiser, a third appraiser shall be selected by agreement of the first two appraisers. Landlord and Tenant shall split all fees and expenses of the appraisers. Each appraiser appointed pursuant to the foregoing procedure shall be experienced, have equivalent qualifications to those of a senior member of the American Society of Appraisers, shall be independent of Landlord and Tenant, and shall be instructed to determine Fair Market Rental Value in accordance with the uniform standards for professional appraisal practice or the equivalent, before the 45th day after the appointment of the last of such appraisers to be appointed, and such determination shall be final, binding and conclusive upon the parties. If three appraisers shall be appointed, the determination of Fair Market Rental Value shall be the average of the three appraisals rendered by the appraisers. In the event, however, that the lowest or the highest of the three appraisals, or both, varies by more than ten percent (10%) from the middle appraisal, the appraisal or appraisals so varying shall be disregarded and the average of the remaining appraisals, or the remaining appraisal, shall be the determination of Fair Market Rental
Value.

   For purposes of this section, (i) "Fair Market Rental Value" means an amount determined by an Independent Appraisal (as defined below) on the basis of, and shall be equal in amount to, the rental rate which would be obtained in an arm's-length transaction between an informed and willing tenant under no compulsion to lease and an informed and willing landlord under no compulsion to rent; and (ii) "Independent Appraisal" means the procedure specified above for determining Fair Market Rental Value.

   3. Landlord represents and warrants that (A) it is the owner in fee simple of the Demised Premises; (B) the Demised Premises are free and clear of all liens and encumbrances other than the lien of current ad valorem taxes, easements for roads and utilities serving the Demised Premises, setbacks and other conditions of title as may be set forth in any recorded plat, easements and restrictions of record that do not interfere with the present use of the Demised Premises, and those liens and encumbrances set forth on Exhibit B attached hereto (the "Permitted Encumbrances"); (C) Landlord has not received any notification from any governmental authority of any pending public improvements affecting the Demised Premises or requiring any repairs, replacements or alterations to the Demised Premises that have not been satisfactorily made; (D) Landlord has no knowledge of any pending or threatened condemnation or appropriation of all or any part of the Demised Premises by any governmental authority or other entity having the right of eminent domain; and
(E) to the best of Landlord's knowledge and belief, there are no applicable laws, ordinances or regulations that would prohibit or interfere with the use of the Demised Premises by Tenant for its intended use thereof.

   Landlord covenants that Tenant, by paying the rent herein reserved and performing and observing all of the covenants and agreements herein agreed by Tenant to be kept and performed, may peaceably hold and enjoy the Demised Premises with exclusive control and possession thereof during the full Lease Term without hindrance or interruption by Landlord and that Landlord will warrant and defend Tenant in peaceful and quiet enjoyment of the Demised Premises against the claims of all persons claiming through or under Landlord, except condemning and similar authorities.

   4. The Tenant shall assess the Demised Premises and shall pay promptly as and when they become due all real estate taxes and all assessments, water rates and water charges, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind, which are assessed or imposed upon the Demised Premises or any part thereof, or become payable during the term of this Lease.

   During the term of this Lease, Tenant may attempt to have the assessed valuation of the Demised Premises reduced or may initiate proceedings to contest the Taxes and Assessments. If requested by Tenant, Landlord shall

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join in any such proceedings initiated by Tenant; provided that Tenant shall pay all costs and expenses in connection therewith, including reasonable costs and expenses incurred by Landlord. Upon the final determination of any such proceedings, Tenant immediately shall pay the Taxes and Assessments, together with all costs, charges, interest and penalties, incidental to the proceedings.

   5. Landlord hereby demises said premises in "as is" condition and Tenant accepts same "as is". Tenant shall make and pay for all repairs and replacements to the Demised Premises including all water, plumbing, gas or electrical lines or conduits originally furnished by the Landlord.

   6. Tenant may, at its own expense, from time to time, make such alterations, additions or changes, structural or otherwise, in and to the Demised Premises as it may deem necessary or suitable; provided, however, Tenant shall obtain Landlord's prior written consent to plans and specifications for structural alterations, additions or changes; provided, further, Landlord shall not unreasonably withhold its consent thereto if the structural strength or value of the building will not be reduced or impaired by such work. The term "structural changes", as used herein, shall not include moving of stud partitions, minor plumbing and electrical work, modification and rearrangement of fixtures or other minor changes.

   7. Tenant shall contract in its own name for and pay when due, all charges and bills for utility services used on or charged against the Demised Premises, including, without limitation, all gas, water, sewer, electricity and telephone services, during the term of this Lease, and any extensions or renewals thereof.

   8. If, as the result of any neglect of the Tenant, its agents, servants or invitees, or the nature of the use and occupancy of the Demised Premises by the Tenant, any Federal, State or Municipal government or any department or division thereof has or hereafter shall condemn the Demised Premises or any part thereof as unsafe or as not in conformity with the laws, regulations or orders relating to the use, occupancy and construction thereof, or has ordered or required or shall hereafter order or require any rebuilding, alteration or repair thereof or installation therein, the Tenant, at its own expense, will proceed with due diligence to comply with such laws, regulations or orders and no abatement of rent shall be effective.

   9. Tenant shall comply with, at all times and in all respects, all laws and ordinances relating to nuisances, health, safety and sanitation as respects Tenant's use of the Demised Premises and the street abounding same. Tenant will not commit any waste or permit the same to be done, and shall keep the Demised Premises in a neat and orderly condition.

   10. Tenant shall insure the Demised Premises against damage or destruction by fire and other casualties insured under a standard extended coverage endorsement. Said insurance shall be in an amount equal to not less than eighty percent (80%) of the insurable value of the permanent improvements thereof. The cost of such insurance shall be borne by the Tenant and all policies with respect to the Demised Premises shall bear endorsements naming the Landlord and Tenant as loss payees as their interest may appear.

   In the event that, at any time during the Lease Term the permanent improvements then constituting the Demised Premises shall be damaged or destroyed (partially or totally) by fire, the elements or any other casualty, Landlord shall, with due diligence repair, rebuild and restore the same as nearly as practicable to the condition existing just prior to such damage or destruction. The cost of such repair, restoration and rebuilding shall be borne by Tenant, provided that if (a) the amount recovered on said insurance is less than eighty percent (80%) of the reasonably estimated cost of such repairs, restoration and rebuilding and (b) such estimated cost is more than $100,000.00, then either party may terminate this Lease as of the date of such damage or destruction by giving written notice to the other party within thirty
(30) days after receipt of such estimate and Tenant shall have an additional sixty (60) days within which to remove its property from the Demised Premises.

   During any period commencing upon the date of any such damage or destruction and ending upon the completion of the repairs, rebuilding and restoration required herein, there shall be a reasonable abatement in the

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annual rental and any other charges payable under this Lease equal to any insurance proceeds received by Landlord therefor.

   11. In the event of condemnation or sale under threat of condemnation, in whole or in part, of the Demised Premises, the proceeds therefrom shall be paid to Landlord and Tenant as owners and Tenant shall not receive compensation in addition thereto because of the termination in whole or in part of Tenant's tenancy.

   In the event the Demised Premises, or such portion thereof rendering the same untenable, shall be expropriated by public or quasi-public authority, this Lease shall terminate as of the date Tenant shall be deprived of the physical possession thereof.

   12.  The Demised Premises shall not be used for any unlawful purpose.

   13. If the rent reserved in this Lease, or any part thereof, shall remain unpaid for a period of thirty (30) days or if Tenant shall be in default under any other provision of this Lease and shall remain so for a period of thirty
(30) days after notice to Tenant of said nonpayment or other default, then Landlord may, by giving notice to Tenant at any time thereafter during the continuance of such default, terminate this Lease and either (a) re-enter the Demised Premises by summary proceedings or otherwise, expel Tenant and remove all property therefrom, relet the same and receive the rent therefrom, and Tenant shall remain liable for the equivalent of the amount of all rent reserved herein less the net rent received from reletting, if any, after deducting therefrom the cost (including attorney's fees) of obtaining possession of the Demised Premises and of any repairs and alterations necessary to prepare it for reletting, or (b) sue for and recover the entire unpaid rent for the remainder of the term of this Lease. In the event of default by Tenant in payment of any rental due hereunder and employment of an attorney for the collection of the same, Tenant agrees to pay a reasonable attorney's fee for the services of such attorney.

   14. If a petition in bankruptcy shall be filed by Tenant, or if Tenant shall be adjudicated bankrupt, or if Tenant shall make a general assignment for the benefit of creditors, or if in any proceeding based upon the insolvency of Tenant a receiver of all the property of Tenant shall be appointed, then Landlord may, at its option, terminate this Lease by giving notice to Tenant of its intention so to do.

   15. During the Lease Term, Tenant and its assignees and sublessees shall indemnify and save Landlord harmless against all penalties, claims, or demands arising from Tenant's negligence or wrongful use of the Demised Premises, except those which shall result from the act, default or negligence of Landlord, Landlord's employees, agents, licensees, invitees or contractors.

   In addition, Tenant agrees to maintain insurance against all liabilities for damages on account of injuries to property or person, including death, sustained by any person or persons while on the Demised Premises, in a general liability combined limits policy or policies in the amount of One Million and No/100 Dollars ($1,000,000.00) with respect to injury to any one person, to any one accident or disaster, and with respect to damage to property.

   16. In the event Landlord shall fail to perform any obligations on any mortgage or encumbrance affecting title to the Demised Premises and to which this Lease shall be subordinate, or shall fail to perform any obligation specified in this Lease, then Tenant may, after the thirty (30) days notice thereof by Tenant, cure such default, all on behalf of and at the expense of Landlord, and do all necessary work and make all necessary payments in connection therewith, and Landlord shall on demand pay Tenant forthwith the amount so paid by Tenant together with interest thereon at the rate of 10%, but Tenant may not withhold rental payments and other payments thereafter due to Landlord.

   17. At the expiration or earlier termination of the Lease Term, Tenant shall surrender the Demised Premises, together with alterations, additions and improvements then a part of said premises, in good order and

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condition except for the following: ordinary wear and tear, repairs required to be made by Landlord, and loss or damage by fire, the elements and other casualty. All furniture and trade fixtures installed in said building at the expense of Tenant or other occupant shall remain the property of Tenant or such other occupant.

   18. Tenant may hereinafter sublet all of the Demised Premises or assign this Lease to a parent, affiliate or subsidiary of the Tenant without Landlord's prior written approval. Tenant may not, however, sublet all or any part of the Demised Premises or assign this Lease under circumstances not listed above without Landlord's prior written approval, which consent shall not be unreasonably withheld.

   19. Landlord hereby agrees to and shall indemnify Tenant and his successors and assigns, and Tenant hereby agrees to and shall indemnify Landlord and its successors and assigns in respect of: any liability, damage, cost, expense or deficiency resulting from any misrepresentations, breach of warranty or nonfulfillment of any representation or agreement of the indemnifying party made herein, and from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the indemnified party hereunder as well as against all actions, suits, process, demands, assessments, judgments, costs and expenses, including counsel fees, incident to any of the foregoing. This indemnity shall survive the expiration or termination of this Lease for a term of two (2) years.

   20. Notices required under this Lease shall be in writing and deemed to be properly served on receipt thereof if sent by certified or registered mail to Landlord at the last address where rent was paid or to Tenant at its principal office in Mobile, Alabama, or to any subsequent address which Tenant shall designate for such purpose.

   21. Landlord shall have the right to enter upon the Demised Premises at all reasonable hours for the purpose of inspection and making any repairs or restorations which it may be required to make under the terms of this Lease, but such rights shall be exercised in such a manner as not to unreasonably interfere with the business of Tenant.

   22. The failure of Landlord or Tenant to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise an option herein contained shall not be construed as a waiver or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord or Tenant of any provision hereof shall be deemed to have been made unless expressed in writing, and signed by Landlord or Tenant,or their agents.

   23. Both Landlord and Tenant waive their right of subrogation against the other party for any reason whatsoever, and any insurance policies herein required to be procured shall contain a waiver of any right of subrogation by the insurance company against such other party.

   24. The necessary grammatical changes which shall be required to make the provisions of this Lease apply (a) in the plural sense if there shall be more than one Landlord, and (b) to any Landlord which shall be either a corporation, an association, a partnership, or and individual, male or female, shall in all instances be assumed as though in each case fully expressed. Unless otherwise provided, upon the termination of this Lease under any of the sections hereof, the parties hereto shall be relieved of any further liability hereunder except as to acts, omissions or defaults occurring prior to such termination.

   25. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

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   26.  This Lease shall be interpreted and construed pursuant to and in accordance with the laws of the State of Alabama. Time is of the essence of this Lease.

   27. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. All covenants and agreements of this Lease shall run with the land.

   IN WITNESS WHEREOF, the parties hereto have executed these presents in duplicate and affixed their seals hereto as of the day and year first above written.

                                          C P INVESTMENTS, INC.

                                          By: /s/  Dennis P. Wilkins
                                             __________________________________
                                             Its President

                                          COMPUTER PROGRAMS AND SYSTEMS, INC.

                                          By: /s/  M. Stephen Walker
                                             __________________________________
                                             Its Vice President of Finance and
                                               CFO

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